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                                                                    EXHIBIT 23.1

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 16, 2001 (except for the last paragraph in Note 2 and Note 13, as to which the dates are March 23, 2001 and March 9, 2001, respectively) included in the i2 Technologies, Inc. Form 10-K/A for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.

                                       /s/ ARTHUR ANDERSEN, LLP

August 15, 2001
Dallas, Texas